Exhibit 10.2

STOCK REPURCHASE AND CANCELLATION AGREEMENT

BY AND BETWEEN

WANDA AMERICA ENTERTAINMENT, INC.

AND

AMC ENTERTAINMENT HOLDINGS, INC.

DATED AS OF SEPTEMBER 14, 2018

Table of Contents

		Page
	ARTICLE I

	DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Interpretation	4

	ARTICLE II

	WANDA SHARE REPURCHASE

Section 2.1	Repurchase of Wanda Shares	4
Section 2.2	Closing	4

	ARTICLE III

	WANDA SHARE CANCELLATION

Section 3.1	Maximum Wanda Share Cancellation Amount	5
Section 3.2	Conversion Rate Reset	5
Section 3.3	Forfeiture of Cancellation Shares	6
Section 3.4	Cancellation Share Restrictions and Procedures	6

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1	Title to Repurchase Shares	7
Section 4.2	Authority	7
Section 4.3	Approvals	8
Section 4.4	No Conflicts	8
Section 4.5	Absence of Litigation	8
Section 4.6	Receipt of Information	8
Section 4.7	No Brokers	8

	ARTICLE V

	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1	Authority	9
Section 5.2	Approvals	9
Section 5.3	No Conflicts	9
Section 5.4	Absence of Litigation	9

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STOCK REPURCHASE AND CANCELLATION AGREEMENT

THIS STOCK REPURCHASE AND CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of September 14, 2018, by and between Wanda America Entertainment, Inc., a Delaware corporation (“Wanda”), and AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, Wanda owns 75,826,927 shares of Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock” and, such shares of Class B Common Stock, collectively, the “Wanda Shares”);

WHEREAS, the Company agrees to purchase from Wanda and Wanda agrees to sell to the Company 24,057,143 Wanda Shares, on the terms and subject to the conditions set forth in this Agreement (the “Wanda Repurchase Transaction”);

WHEREAS, the Company is financing the Wanda Repurchase Transaction with a portion of the proceeds received by the Company from the issuance and sale of $600,000,000 aggregate principal amount of the Company’s 2.95% Convertible Notes due 2024 (the “Notes” and, such issuance and sale, the “Note Issuance”), pursuant to an Indenture, dated as of the date hereof (the “Indenture”), by and between the Company, the guarantors listed on the signature pages thereto and U.S. Bank National Association, as trustee, governing the terms of the Notes;

WHEREAS, pursuant to the terms of the Indenture, on the second anniversary of the Note Issuance, the Conversion Rate may be adjusted under certain circumstances which, upon a conversion of the Notes, would result in the holders thereof receiving additional shares of Class A Common Stock; and

WHEREAS, in order to induce the Company to enter into the Indenture and to effectuate the Wanda Repurchase Transaction, among other things, Wanda agrees, on the terms and subject to the conditions set forth herein, that a portion of its Wanda Shares will be forfeited to the Company and canceled for no consideration in the event that any such additional shares are required to be issued to the Company upon conversion of the Notes.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Action” shall mean any judicial, administrative, governmental or arbitral action, suit, claim or proceeding (public or private).

“Aggregate Purchase Price” shall have the meaning set forth in Section 2.1.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Board” shall have the meaning set forth in Section 6.3.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Class A Common Stock” shall mean the Company’s Class A common stock, par value $0.01 per share.

“Class B Common Stock” shall have the meaning set forth in the recitals hereto.

“Closing” shall have the meaning set forth in Section 2.2(a).

“Common Stock” shall mean, collectively, the Class A Common Stock and the Class B Common Stock.

“Company” shall have the meaning set forth in the preamble hereto.

“Consents” shall mean all notices, reports, filings, consents, clearances, ratifications, authorizations, waivers, licenses, exemptions, orders, actions or non-actions or similar approvals.

“Contracts” shall mean any written legally binding contracts, agreements, subcontracts, leases, licenses and purchase orders.

“Conversion Calculation Notice” shall have the meaning set forth in Section 3.3(a).

“Conversion Date” shall have the meaning as set forth in the Indenture.

“Conversion Notice” shall have the meaning as set forth in the Indenture.

“Conversion Rate” shall have the meaning as set forth in the Indenture.

“Conversion Rate Reset” shall have the meaning set forth in Section 3.2(a).

“Conversion Rate Reset” shall have the meaning set forth in Section 3.2(a).

“Conversion Rate Reset Calculation Notice” shall have the meaning set forth in Section 3.2(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or under any successor statute).

“Forfeited Shares” shall have the meaning set forth in Section 3.3(a).

“Governmental Authority” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency, instrumentality, court or tribunal.

“Governmental Order” shall mean any order, writ, judgment, stipulation, determination, or award made, issued, or entered into by or with any Governmental Authority.

“Indenture” shall have the meaning set forth in the recitals hereto.

“Investment Agreement” shall mean the Investment Agreement, dated as of the date hereof, by and between the Company and Silver Lake.

“IRS” shall have the meaning set forth in Section 2.2(b)(iii).

“Law” shall mean any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Lien” shall mean any option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, tax, claim or charge of any kind or right of others of whatever nature.

“Maturity Date” shall have the meaning as set forth in the Indenture.

“Maximum Wanda Share Cancellation Amount” shall have the meaning set forth in Section 3.1.

“Note Issuance” shall have the meaning set forth in the recitals hereto.

“Notes” shall have the meaning set forth in the recitals hereto.

“Per Share Purchase Price” shall have the meaning set forth in Section 2.1.

“Permitted Liens” shall mean any Lien resulting from this Agreement and any restriction or encumbrance resulting from any federal or state securities statute, law, rule or regulation.

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Rating Agencies” shall mean each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.

“Reset Share Cancellation Amount” shall have the meaning set forth in Section 3.2(a).

“Silver Lake” shall mean Silver Lake Alpine, L.P., a Delaware limited partnership.

“Special Dividend” shall have the meaning set forth in Section 6.2.

“Special Dividend Per Share Amount” shall mean the quotient obtained by dividing the amount of the Special Dividend by the number of outstanding shares of Common Stock on the Special Dividend Record Date.

“Special Dividend Record Date” shall mean September 25, 2018.

“Transfer Agent” shall mean the Company, the transfer agent and registrar for the Common Stock.

“Wanda” shall have the meaning set forth in the preamble hereto.

“Wanda Repurchase Shares” shall have the meaning set forth in Section 2.1.

“Wanda Repurchase Transaction” shall have the meaning set forth in the recitals hereto.

“Wanda Shares” shall have the meaning set forth in the recitals hereto.

Section 1.2                                    Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II

WANDA SHARE REPURCHASE

Section 2.1                                    Repurchase of Wanda Shares. Upon the terms and subject to the conditions hereof, concurrently with the execution and delivery of this Agreement, the Company hereby purchases from Wanda, and Wanda hereby sells to the Company, 24,057,143 Wanda Shares (the “Wanda Repurchase Shares”) at a price per share equal to $17.50 (the “Per Share Purchase Price”) for an aggregate purchase price equal to $$421,000,002.50 (the “Aggregate Purchase Price”).

Section 2.2                                    Closing.

(a)                                 Time and Place. Upon the terms and subject to the conditions set forth herein, the closing of the purchase and sale of the Wanda Repurchase Shares (the “Closing”) shall take place remotely via the electronic exchange of documents and signature pages at 8:00 a.m. Eastern Time on the date hereof substantially concurrently with the execution and delivery of this Agreement.

(b)                                 Wanda Deliveries. At the Closing, Wanda shall deliver or cause to be delivered to the Company and the Transfer Agent:

(i)                                     the Wanda Repurchase Shares in book entry form, free and clear of any Lien, except for any Permitted Lien, duly endorsed in blank or accompanied by stock powers or any other proper instrument of assignment endorsed in blank in proper form for transfer;

(ii)                                  an instruction letter directing the Transfer Agent to transfer the Wanda Repurchase Shares from Wanda to the Company; and

(iii)                               a duly completed and executed original copy of Internal Revenue Service (the “IRS”) Form W-9 or IRS Form W-8BEN, as applicable.

(c)                                  Company Deliveries. At the Closing, the Company shall deliver or cause to be delivered to Wanda the Aggregate Purchase Price, payable by wire transfer of immediately available funds to an account or accounts that Wanda shall have previously designated in writing prior to the date hereof.

ARTICLE III

WANDA SHARE CANCELLATION

Section 3.1                                    Maximum Wanda Share Cancellation Amount. At the Closing, 5,666,000 Wanda Shares shall be subject to forfeiture and cancellation pursuant to Section 3.3 (the “Maximum Wanda Share Cancellation Amount”).

Section 3.2                                    Conversion Rate Reset.

(a)                                 If and only if the Conversion Rate (as defined in the Indenture) is adjusted pursuant to Section 10.06(f) of the Indenture (such adjustment, the “Conversion Rate Reset”), then within three (3) Business Days following the Conversion Rate Reset (or as soon as practicable thereafter), the Company shall deliver written notice to Wanda (the “Conversion Rate Reset Calculation Notice”) setting forth the Company’s calculation of the Reset Share Cancellation Amount and the Conversion Reset Percentage, together with reasonably detailed and appropriate supporting documentation. For purposes hereof:

(i)                                     “Reset Share Cancellation Amount” shall mean the difference between (A) the aggregate amount of shares of Class A Common Stock the Notes would be convertible into immediately following the Conversion Rate Reset in accordance with the Indenture, less (B) the aggregate amount of shares of Class A Common Stock the Notes would be convertible into immediately prior to the Conversion Rate Reset, in each case, in accordance with the Indenture, assuming, in each case, no cash conversion.

(ii)                                  “Conversion Reset Percentage” shall mean the quotient of (A) the Reset Share Cancellation Amount, divided by (B) the aggregate amount of shares of Class A Common Stock the Notes would be convertible into immediately following the Conversion Rate Reset in accordance with the Indenture, assuming no cash conversion.

(b)                                 If the Reset Share Cancellation Amount is less than the Maximum Wanda Share Cancellation Amount, then the number of Wanda Shares subject to forfeiture and cancellation pursuant to Section 3.3 shall be adjusted in accordance with Section 3.4 to equal the Reset Share Cancellation Amount.

(c)                                  If no Conversion Rate Reset occurs, all restrictions on the Wanda Shares set forth in this ARTICLE III shall terminate and be of no further force and effect.

Section 3.3                                    Forfeiture of Cancellation Shares.

(a)                                 If and only if a Conversion Rate Reset occurs and the Company receives a Conversion Notice, within three (3) Business Days following the receipt of such notice by the Company (or as soon as practicable thereafter), the Company shall deliver to Wanda a copy of the Conversion Notice together with a written notice (the “Conversion Calculation Notice”) setting forth the Company’s calculation of the Forfeited Shares which may not exceed the aggregate number of Wanda Shares that, at the time of the applicable conversion, remain subject to forfeiture and cancellation pursuant to this Section 3.3, together with reasonably detailed and appropriate supporting documentation. On the Conversion Date applicable to such Conversion Notice, the Forfeited Shares shall be forfeited to the Company and canceled for no consideration without any further action by any Person. For purposes hereof, the “Forfeited Shares” shall mean, in respect of any Notes converted in accordance with Article 10 of the Indenture following the occurrence of a Conversion Rate Reset, an amount of Wanda Shares equal to the product of (A) the number of shares of Class A Common Stock issuable in respect of such conversion of Notes (assuming no cash conversion), multiplied by (B) the Conversion Reset Percentage; provided, however, that in no event may such amount exceed the aggregate remaining number of Wanda Shares subject to forfeiture and cancellation pursuant to this ARTICLE III.  For the avoidance of doubt, if a Conversion Rate Reset occurs, assuming all of the Notes outstanding immediately following the Conversion Rate Reset are subsequently converted into shares of Class A Common Stock from time to time in accordance with the Indenture, assuming no cash conversion, then all of the Wanda Shares subject to forfeiture and cancellation pursuant to Section 3.3, taking into account any adjustment pursuant to Section 3.2(b), will be forfeited to the Company and cancelled for no consideration pursuant to and in accordance with this Section 3.3 and Section 3.4.

(b)                                 Following the earlier of (i) the Maturity Date (after giving effect to any conversions occurring on such date) and (ii) the first date that no Notes are then outstanding, all of the restrictions on any outstanding Wanda Shares set forth in this ARTICLE III shall terminate and be of no further force and effect.

Section 3.4                                    Cancellation Share Restrictions and Procedures.

(a)                                 Wanda shall not, directly or indirectly, sell, assign, transfer, convey, pledge, hypothecate or otherwise dispose of any Wanda Shares subject to forfeiture and cancellation pursuant to this ARTICLE III, except as expressly provided in this Agreement.

(b)                                 On the date hereof, Wanda shall instruct the Transfer Agent to designate an amount of shares equal to the Maximum Wanda Share Cancellation Amount as “Wanda Cancellation Shares” and Wanda shall provide irrevocable instructions to the Transfer Agent to cancel and forfeit any such shares for no consideration upon receipt of instructions from the

Company to do so; provided, that the Company shall not provide such instruction unless such cancellation and forfeiture shall be in accordance with this ARTICLE III. The Transfer Agent shall cause each book entry representing such “Wanda Cancellation Shares” to be notated with the following legend:

THE SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN STOCK REPURCHASE AND CANCELLATION AGREEMENT BY AND BETWEEN WANDA AMERICA ENTERTAINMENT, INC. AND AMC ENTERTAINMENT HOLDINGS, INC. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Wanda agrees that the Company in its capacity as Transfer Agent may impose transfer restrictions on the shares notated by the legend referred to in this Section 3.4(b) to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed with respect to any Wanda Shares subject to forfeiture and cancellation pursuant to this ARTICLE III upon termination or expiration of the restrictions set forth in this Agreement with respect to such Wanda Shares at the written request of Wanda.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Wanda represents and warrants to the Company as follows:

Section 4.1                                    Title to Repurchase Shares. Wanda owns the Wanda Shares subject to repurchase pursuant to ARTICLE II hereof and the Wanda Shares subject to forfeiture and cancellation pursuant to ARTICLE III hereof, in each case, free and clear of any Liens, except Permitted Liens.

Section 4.2                                    Authority. Wanda has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Wanda and the consummation by Wanda of the transactions contemplated hereby has been duly authorized by the board of directors of Wanda, and no other corporate, stockholder or other proceedings or other actions on the part of Wanda are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Wanda and constitutes the valid and binding obligations of Wanda, enforceable against Wanda in accordance with its terms, except as the same may be limited by the terms of this Agreement, applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

Section 4.3                                    Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any Governmental Authority or any other Person is required to be obtained or made by Wanda for the execution, delivery or performance by Wanda of this Agreement or the consummation by Wanda of the transactions contemplated hereby.

Section 4.4                                    No Conflicts. The execution and delivery of this Agreement by Wanda and the consummation by Wanda of the transactions contemplated hereby do not and will not, (a) violate any provision of, or result in the breach of, any applicable Law to which Wanda is subject or by which any property or asset of Wanda is bound, (b) conflict with the certificate of incorporation, certificate of designation, bylaws or other organizational documents of Wanda or (c) conflict with, violate any provision of or result in a breach of, constitute a default under, require a Consent under, or give rise to a right of termination, modification, notice or cancellation of any Person pursuant to, any Contract to which Wanda is a party or by which its respective assets, rights or properties are bound or affected, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, termination, modification, notice obligation or cancellation, except to the extent that the occurrence of any of the foregoing items set forth in clauses (a) or (c) would not materially impair or delay Wanda’s ability to consummate the transactions contemplated hereby or to perform its obligations hereunder.

Section 4.5                                    Absence of Litigation. There is no Action pending or, to the knowledge of Wanda, threatened before any Governmental Authority, in each case in respect of Wanda that would materially impair or delay Wanda’s ability to consummate the transactions contemplated hereby or to perform its obligations hereunder. Wanda is not party to or subject to, or in default under, any material Governmental Order.

Section 4.6                                    Receipt of Information. Wanda has received all the information it considers necessary or appropriate for deciding whether to consummate the transactions and agreements contemplated hereby, including the Wanda Repurchase Transaction and the transactions contemplated by ARTICLE III. Wanda has had an opportunity to ask questions and receive answers from the Company regarding the transactions and agreements contemplated hereby, including the Wanda Repurchase Transaction and the transactions contemplated by ARTICLE III, and the business and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Wanda has not received, nor is it relying on, any representations or warranties from the Company other than as provided herein, and the Company hereby disclaims any other express or implied representations or warranties with respect to itself or any other matter.

Section 4.7                                    No Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Wanda or any of its subsidiaries or affiliates.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Wanda as follows:

Section 5.1                                    Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors, and no other corporate, stockholder or other proceedings or other actions on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by the terms of this Agreement, applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

Section 5.2                                    Approvals. No material consent, approval, authorization or order of, or registration, qualification with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

Section 5.3                                    No Conflicts. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not, (a) violate any provision of, or result in the breach of, any applicable Law to which the Company is subject or by which any property or asset of the Company is bound, (b) conflict with the certificate of incorporation, certificate of designation, bylaws or other organizational documents of the Company or (c) conflict with, violate any provision of or result in a breach of, constitute a default under, require a Consent under, or give rise to a right of termination, modification, notice or cancellation of any Person pursuant to, any Contract to which the Company is a party or by which its respective assets, rights or properties are bound or affected, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, termination, modification, notice obligation or cancellation, except to the extent that the occurrence of any of the foregoing items set forth in clauses (a) or (c) would not materially impair or delay the Company’s ability to consummate the transactions contemplated hereby or to perform its obligations hereunder.

Section 5.4                                    Absence of Litigation. There is no Action pending or, to the knowledge of the Company, threatened before any Governmental Authority, in each case in respect of the Company that would materially impair or delay the Company’s ability to consummate the transactions contemplated hereby or to perform its obligations hereunder. The Company is not party to or subject to, or in default under, any material Governmental Order.

Section 5.5                                    No Brokers. Other than Goldman Sachs & Co. and Moelis & Company, LLC, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its subsidiaries or affiliates.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1                                    Further Assurances. Each of the Company and Wanda shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

Section 6.2                                    Special Dividend. On the date hereof, the Company shall declare a special cash dividend in an amount equal to $1.55 per share of Common Stock payable to holders of record on the Special Dividend Record Date, and shall pay such dividend as soon as practicable after such record date (the “Special Dividend”).

Section 6.3                                    Additional Dividends. Except for the Special Dividend, the Company shall not, and Wanda shall cause the Company not to, declare or pay any cash dividend (other than regular quarterly cash dividends not to exceed $0.20 per share) to holders of Common Stock prior to March 14, 2019; provided, that, if the Company’s senior unsecured debt rating as of the date hereof assigned by each of the Rating Agencies has been downgraded by both Rating Agencies at any time prior to March 14, 2019, then such date shall be automatically extended to December 31, 2019, unless a committee of the Board of Directors of the Company (the “Board”) comprised solely of independent directors determines it is in the best interests of the Company to pay any such dividend prior to December 31, 2019.

Section 6.4                                    Voting Agreement. For so long as SL is entitled to nominate an individual to the Board pursuant to the Investment Agreement, Wanda hereby agrees that it will not vote or exercise its right to consent in favor of any directors that were not previously approved by the Board and proposed on the Company’s slate of directors at any meeting of stockholders of the Company (including any proposal to adjourn or postpone such meeting of the stockholders of the Company to a later date), at which any individuals to be elected to the Board are submitted for the consideration and vote of the stockholders of the Company.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                    Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 7.2                                    Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, that the Company shall not enter into any such amendment unless such amendment is approved by a majority of the Board’s independent directors (excluding, for the avoidance of doubt, any director employed by or otherwise affiliated with Wanda).  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms

Section 7.3            Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 7.4            Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 7.5            Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 7.6            No Third Party Beneficiaries. No Person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any Person other than the parties hereto any rights, benefits or remedies.

Section 7.7            Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 7.8            Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 7.9            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with non-automated receipt confirmed) as follows:

If to the Company:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: Kevin Connor
Email: KConnor@amctheatres.com

with a copy (which shall not constitute actual or constructive notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Ave, New York, NY 10153
Attention: Corey Chivers
Email: Corey.Chivers@weil.com

If to Wanda:

Wanda America Entertainment, Inc.
9/F Tower B, Wanda Plaza
Chaoyang District, Beijing, People’s Republic of China
Attention: Lincoln Zhang
Email: zhangwenfeng@wanda.cn

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier.

Section 7.10          Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would require the application of the laws of a jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably and unconditionally agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder or relating hereto, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or relating hereto brought by the other party hereto shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party further irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any legal action or proceeding arising out of or relating to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

WANDA AMERICA ENTERTAINMENT, INC.

By:	/s/ Lincoln Zhang
Name: Lincoln Zhang
Title: Authorized Signatory

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Stock Repurchase Agreement]